Exhibit 21

Subsidiaries of Berry Plastics Group, Inc.

(As of May 2, 2016)

Entity Name	Country	State
159422 Canada Inc.	CANADA
AeroCon, LLC	USA	DE
Aspen Industrial S.A. de C.V.	MEXICO
AVINTIV Inc.	USA	DE
AVINTIV Acquisition Corporation	USA	DE
AVINTIV Specialty Materials, Inc.	USA	DE
Berry Plastics (Australia) Pty Ltd.	AUSTRALIA
Berry Plastics Acquisition Corporation V	USA	DE
Berry Plastics Acquisition Corporation XI	USA	DE
Berry Plastics Acquisition Corporation XII	USA	DE
Berry Plastics Acquisition Corporation XIII	USA	DE
Berry Plastics Acquisition Corporation XIV, LLC	USA	DE
Berry Plastics Acquisition Corporation XV, LLC	USA	DE
Berry Plastics Acquisition LLC II	USA	DE
Berry Plastics Acquisition LLC X	USA	DE
Berry Plastics Asia Pacific Limited	HONG KONG
Berry Plastics Asia Pte. Ltd.	SINGAPORE
Berry Plastics Beheer B.V.	NETHERLANDS
Berry Plastics Canada, Inc.	CANADA
Berry Plastics Corporation	USA	DE
Berry Plastics de Mexico, S. de R.L. de C.V.	MEXICO
Berry Plastics Design, LLC	USA	DE
Berry Plastics Dutch Holding Cooperatief U. A.	NETHERLANDS
Berry Plastics Dutch Holding Cooperatief U. A.	NETHERLANDS
Berry Plastics Escrow Corporation	USA	DE
Berry Plastics Escrow, LLC	USA	DE

Berry Plastics Filmco, Inc.	USA	DE
Berry Plastics France Holdings SAS	FRANCE
Berry Plastics GmbH	GERMANY
Berry Plastics Group, Inc.	USA	DE
Berry Plastics Holding GmbH & Co. KG	GERMANY
Berry Plastics Hong Kong Limited	HONG KONG
Berry Plastics IK, LLC	USA	DE
Berry Plastics International B.V.	NETHERLANDS
Berry Plastics International C.V.	NETHERLANDS
Berry Plastics International GmbH	GERMANY
Berry Plastics International, LLC	USA	DE
Berry Plastics Malaysia SDN BHD	MALAYSIA
Berry Plastics Opco, Inc.	USA	DE
Berry Plastics Qingdao Limited	CHINA
Berry Plastics SP, Inc.	USA	DE
Berry Plastics Technical Services, Inc.	USA	DE
Berry Sterling Corporation	USA	DE
Boddington International Limited	UK
Bonlam Holdings B.V.	NETHERLANDS
Bonlam, S.A. DE C.V.	MEXICO
Bonlam, S.A. DE C.V.	MEXICO
BP Parallel, LLC	USA	DE
BPRex Brazil Holding Inc.	USA	DE
BPRex Closure Systems, LLC	USA	DE
BPRex Closures and Packaging Services Ltd.	UK
BPRex Closures Kentucky Inc.	USA	DE
BPRex Closures, LLC	USA	DE
BPRex de Mexico S.A. de R.L. de CV	MEXICO
BPRex Delta Inc.	USA	DE
BPRex Healthcare Brookville Inc.	USA	DE
BPRex Healthcare Offranville	FRANCE
BPRex Healthcare Packaging, Inc.	USA	DE

BPRex Partipacoes Ltda	BRAZIL
BPRex Partipacoes Ltda	BRAZIL
BPRex Plastic Packaging (India Holdings) Limited	UK
BPRex Plastic Packaging de Mexico S.A. de C.V.	MEXICO
BPRex Plastic Packaging de Mexico S.A. de C.V.	MEXICO
BPRex Plastic Packaging de Mexico S.A. de C.V.	MEXICO
BPRex Plastic Packaging, Inc.	USA	DE
BPRex Plastic Services Company Inc.	USA	DE
BPRex Plasticos Do Brasil Ltda	BRAZIL
BPRex Product Design & Engineering Inc.	USA	MN
BPRex Singapore Pte. Ltd.	SINGAPORE
BPRex Specialty Products Puerto Rico Inc.	USA	NJ
Caplas LLC	USA	DE
Caplas Neptune, LLC	USA	DE
Captive Plastics Holdings, LLC	USA	DE
Captive Plastics, LLC	USA	DE
Cardinal Packaging, Inc.	USA	DE
Chicopee Asia, Limited	HONG KONG
Chicopee Holdings B.V.	NETHERLANDS
Chicopee Holdings C.V.	NETHERLANDS
Chicopee Holdings C.V.	NETHERLANDS
Chicopee, Inc.	USA	DE
Companhai Providencia Industria e Comercio	BRAZIL
Cordustex (PTY) Limited	SOUTH AFRICA
Cordustex Manufacturing (PTY) Limited	SOUTH AFRICA
Covalence Specialty Adhesives LLC	USA	DE
Covalence Specialty Coatings LLC	USA	DE
CPI Holding Corporation	USA	DE
CSM Mexico SPV LLC	USA	DE
DIFCO Performance Fabrics, Inc.	CANADA
Dominion Textile (USA), L.L.C.	USA	DE
Dominion Textile Inc.	CANADA
Dominion Textile Mauritius Inc.	MAURITIUS
Dounor SAS	FRANCE
DT Acquisition Inc.	CANADA
Fabrene, Inc.	CANADA
Fabrene, L.L.C.	USA	DE
Fiberweb (Tianjin) Specialty Nonwovens Company Limited	CHINA
Fiberweb Asia Pacific Limited	HONG KONG

Fiberweb Berlin GmbH	GERMANY
Fiberweb France SAS	FRANCE
Fiberweb Geo GmbH	GERMANY
Fiberweb Geos, Inc.	USA	VA
Fiberweb Geosynthetics Limited	UK
Fiberweb Geosynthetiques Sarl	FRANCE
Fiberweb Holding Deutschland GmbH	GERMANY
Fiberweb Holdings Limited	UK
Fiberweb Holdings, Inc.	USA	DE
Fiberweb Industrial Textiles Corporation	USA	DE
Fiberweb Italia S.p.A.	ITALY
Fiberweb Joint Venture 1 Limited	UK
Fiberweb Joint Venture 2 Limited	UK
Fiberweb Limited	UK
Fiberweb Technical Fabrics (Shanghai) Company Limted	CHINA
Fiberweb Terno D'Isola Srl	ITALY
Fiberweb UK Limited	UK
Fiberweb US Holdings Limited	UK
Fiberweb USA Holdings, Inc.	USA	DE
Fiberweb Washougal, Inc.	USA	DE
Fiberweb, Inc.	USA	SC
Frans Nooren Afdichtingssystemen B.V.	NETHERLANDS
Geca-Tapes B.V.	NETHERLANDS
Grafco Industries Limited Partnership	USA	MD
Grafco Industries Limited Partnership	USA	MD
Grupo de Servicios Berpla, S. de R.L. de C.V.	MEXICO
Jacinto Mexico, S.A. de C.V.	MEXICO
Jacinto Mexico, S.A. de C.V.	MEXICO
Kerr Group, LLC	USA	DE
Knight Plastics, LLC	USA	DE
Korma S.p.A.	ITALY
Nanhai Nanxin Non Woven Co. Ltd	CHINA
Old Hickory Steamworks, LLC	USA	DE
Packerware, LLC	USA	DE
Pescor, Inc.	USA	DE
PGI Acquisition Limited	UK
PGI Argentina S.A.	ARGENTINA

PGI Argentina S.A.	ARGENTINA
PGI Colombia LTDA	COLUMBIA
PGI Columbia LTDA	COLUMBIA
PGI Europe, Inc.	USA	DE
PGI France Holdings SAS	FRANCE
PGI France SAS	FRANCE
PGI Holdings B.V.	NETHERLANDS
PGI Netherlands Holdings (NO. 2) B.V.	NETHERLANDS
PGI Netherlands Holdings B.V.	NETHERLANDS
PGI Non-Woven (China) Co. Ltd	CHINA
PGI Non-Woven (Foshan) Co. Ltd	CHINA
PGI Nonwovens (Mauritius)	NETHERLANDS
PGI Nonwovens B.V.	NETHERLANDS
PGI Nonwovens B.V.	NETHERLANDS
PGI Nonwovens Germany GmbH	GERMANY
PGI Nonwovens Limited	UK
PGI Polimeros Do Brazil S.A.	BRAZIL
PGI Polimeros Do Brazil S.A.	BRAZIL
PGI Polymer, Inc.	USA	DE
PGI Spain S.L. U	SPAIN
Pliant Corporation International	USA	UT
Pliant de Mexico S.A. de C.V.	MEXICO
Pliant de Mexico S.A. de C.V.	MEXICO
Pliant, LLC	USA	DE
Polymer Group Holdings C.V.	NETHERLANDS
Poly-Seal, LLC	USA	DE
Prime Label & Screen Incorporated	USA	WI
Pristine Brands Corporation	USA	DE
Providencia USA, Inc.	USA	NC
Rafypak, S.A. de C.V.	MEXICO
Rafypak, S.A. de C.V.	MEXICO
Rexam Pharma Packaging India Pvt. Ltd.	INDIA
Rollpak Corporation	USA	DE
Saffron Acquisition, LLC	USA	DE
SCI Vertuquet	FRANCE
Seal for Life India Private Limited	INDIA
Seal for Life Industries Beta LLC	USA	DE

Seal for Life Industries BVBA	BELGIUM
Seal for Life Industries BVBA	BELGIUM
Seal for Life Industries Mexico, S. de R.L. de C.V.	MEXICO
Seal for Life Industries Mexico, S. de R.L. de C.V.	MEXICO
Seal for Life Industries Tijuana LLC	USA	DE
Seal for Life Industries, LLC	USA	DE
Seal for Life Technologies & Services B.V.	NETHERLANDS
Setco, LLC	USA	DE
Stopaq B.V.	NETHERLANDS
Stopaq Saudi Factory LLC	SAUDI ARABIA
Sun Coast Industries, LLC	USA	DE
Terram Defencell Limited	UK
Terram Geosynthetics Private Limited	INDIA
Terram Geosynthetics Private Limited	INDIA
Terram Limited	UK
Tesalca Polska SP ZO.O	POLAND
Tubex Limited	UK
Tyco Acquisition Alpha LLC	USA	NV
Uniplast Holdings, LLC	USA	DE
Uniplast U.S., Inc.	USA	DE
Venture Packaging Midwest, Inc.	USA	DE
Venture Packaging, Inc.	USA	DE